CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ------------------------------------------





As independent public accountants, we hereby consent to the use of our report dated August 7, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 43.




                              /s/ Arthur Andersen LLP
                                  ARTHUR ANDERSEN LLP




Cincinnati, Ohio,
  October 29, 1998